UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

COINSTAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22555	94-3156448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 – 114th Avenue SE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2009, Coinstar, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies & Company, Inc. and RBC Capital Markets Corporation on behalf of themselves and the other underwriters named therein (the “Underwriters”) relating to the issuance and sale in a public offering (the “Notes Offering”) of $175,000,000 principal amount of its 4.00% Convertible Senior Notes due 2014 (the “Notes”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $25,000,000 principal amount of Notes solely to cover over-allotments.

The Notes are to be issued under an Indenture and First Supplemental Indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee. The offering of the Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), by the Company as part of its Registration Statement on Form S-3 (No. 333-161523) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2009. The Registration Statement was supplemented by a prospectus supplement setting forth the terms of the Notes that the Company filed with the SEC.

The closing of the Notes Offering is expected to occur on September 16, 2009, subject to customary closing conditions.

Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Company from time to time, including serving as parties to and/or lenders under the Company’s senior secured credit facility, for which they have received customary fees and commissions as well as interest payments as applicable. Affiliates of the Underwriters who are lenders under the Company’s senior secured credit facility will receive net proceeds from the Notes Offering as the Company will use proceeds to pay down outstanding amounts under the facility. The Underwriters and their affiliates may, from time to time, engage in transactions with and provide financial advisory and investment banking services for the Company in the ordinary course of their business.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

The Company is filing certain information relating to Item 14 – “Other Expenses of Issuance and Distribution” of the Registration Statement (the “Expenses Information”) as part of this Current Report on Form 8-K that is to be incorporated by reference into the Registration Statement. The Expenses Information is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 10, 2009, the Company issued a press release announcing the pricing of the Notes Offering. The press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 10, 2009, between Coinstar, Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies & Company, Inc. and RBC Capital Markets Corporation, as representatives of the several Underwriters*

99.1	Information relating to Item 14 – “Other Expenses of Issuance and Distribution” of the Registrant Statement

99.2	Press Release, dated September 10, 2009

*	In reviewing the Underwriting Agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Dated: September 10, 2009	By:	/s/ DONALD R. RENCH
Donald R. Rench
General Counsel and Corporate Secretary